Exhibit 99.1
Unaudited Pro Forma Condensed Statements of Operations
of Endeavour International Corporation
(Amounts in thousands, except per share data)
The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed statement of operations reflects adjustments to give affect to the following:
•	Endeavour International Corporation’s (“Endeavour”) sale of our Norwegian subsidiary, Endeavour Energy Norge AS, and a revolving credit facility between Endeavour Operating Corporation, a wholly-owned subsidiary of Endeavour, and Endeavour Energy Norge AS for cash consideration of $150 million (the “Norway Sale”).

•	The income statement data assume that the Norway Sale was consummated on January 1, 2006.
We expect to recognize a gain related to the Norway Sale of approximately $47 million, after the allocation of $68 million of goodwill to the assets sold.
The capacity and amounts available under our senior bank facility is subject to a number of considerations, including certain borrowing base limitations. Upon any sale of assets that are included in the borrowing base, such as the Norway Sale, a borrowing base redetermination is required. Subsequent to March 31, 2008, we have repaid approximately $38.8 million of principal, inclusive of the amount required following the Norway Sale, thereby reducing the amount outstanding under the senior bank facility to $63.5 million.

Endeavour International Corporation
Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2008
(Amounts in thousands, except per share data)

		Pro Forma
	Endeavour	Adjustments		Pro Forma

Revenues	$260,441	$89,660		$170,781

Expenses:
Operating expenses	46,576	14,259		32,317
Depreciation, depletion and amortization	81,734	14,408		67,326
Impairment of oil and gas properties	36,970	—		36,970
General and administrative	19,636	3,704		15,932

Total expenses	184,916	32,371		152,545

Operating Profit	75,525	57,289		18,236

Other Income (Expense):
Derivatives:
Unrealized gain	76,666	—		76,666
Realized loss	(28,578)	—		(28,578)
Interest expense	(22,548)	427		(22,975)
Other	12,154	5,528		6,626

Total Other Income	37,694	5,955		31,739

Income Before Income Taxes	113,219	63,244		49,975
Income Tax Expense	56,729	32,613		24,116

Net Income	56,490	30,631		25,859
Preferred Stock Dividends	10,809	—		10,809

Net Income to Common Stockholders	$45,681	$30,631		$15,050

Net Income Per Common Share:
Basic	$0.36			$0.12

Diluted	$0.32			$0.12

Weighted Average Number of Common Shares Outstanding:
Basic	128,312			128,312

Diluted	178,312	(50,000	) (A)	128,312

(A)	To adjust diluted weighted average number of common shares outstanding for anti-dilutive securities.

Endeavour International Corporation
Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2007
(Amounts in thousands, except per share data)

		Pro Forma
	Endeavour	Adjustments	Pro Forma

Revenues	$176,064	$40,188	$135,876

Expenses:
Operating expenses	41,044	13,781	27,263
Depreciation, depletion and amortization	76,850	7,868	68,982
Impairment of oil and gas properties	—	—	—
General and administrative	19,878	4,025	15,853

Total expenses	137,772	25,674	112,098

Operating Profit	38,292	14,514	23,778

Other Income (Expense):
Derivatives:
Unrealized loss	(89,132)	—	(89,132)
Realized gain	12,048	—	12,048
Interest expense	(18,742)	540	(19,282)
Other	(723)	(958)	235

Total Other Expense	(96,549)	(418)	(96,131)

Income (Loss) Before Income Taxes	(58,257)	14,096	(72,353)
Income Tax (Benefit) Expense	(9,180)	13,028	(22,208)

Net Income (Loss)	(49,077)	1,068	(50,145)
Preferred Stock Dividends	11,238	—	11,238

Net Loss to Common Stockholders	$(60,315)	$1,068	$(61,383)

Net Loss Per Common Share:
Basic	$(0.49)		$(0.50)

Diluted	$(0.49)		$(0.50)

Weighted Average Number of Common Shares Outstanding:
Basic	123,118		123,118

Diluted	123,118		123,118

Endeavour International Corporation
Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2006
(Amounts in thousands, except per share data)

		Pro Forma
	Endeavour	djustments	Pro Forma

Revenues	$54,131	$29,250	$24,881

Expenses:
Operating expenses	15,568	11,091	4,477
Depreciation, depletion and amortization	20,164	6,333	13,831
Impairment of oil and gas properties	849	—	849
General and administrative	21,924	4,684	17,240

Total expenses	58,505	22,108	36,397

Operating Profit (Loss)	(4,374)	7,142	(11,516)

Other Income (Expense):
Derivatives:
Unrealized gain	34,531	—	34,531
Realized gain (loss)	—	—	—
Interest expense	(7,941)	630	(8,571)
Other	(5,141)	(522)	(4,619)

Total Other Income (Expense)	21,449	108	21,341

Income Before Income Taxes	17,075	7,250	9,825
Income Tax Expense	23,913	9,043	14,870

Net Loss	(6,838)	(1,793)	(5,045)
Preferred Stock Dividends	1,991	—	1,991

Net Loss to Common Stockholders	$(8,829)	$(1,793)	$(7,036)

Net Loss Per Common Share:
Basic	$(0.10)		$(0.08)

Diluted	$(0.10)		$(0.08)

Weighted Average Number of Common Shares Outstanding:
Basic	86,636		86,636

Diluted	86,636		86,636

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